                                  EXHIBIT 11.
                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE


 THREE MONTH PERIOD ENDED DECEMBER 31,                        1995
 -------------------------------------              ---------------------------
                                                                    ASSUMING
                                                     PRIMARY      FULL DILUTION
                                                    ----------    -------------
 WEIGHTED AVERAGE OF OUTSTANDING
 SHARES                                             26,775,548     26,775,548

 COMMON EQUIVALENT SHARES:
      OUTSTANDING STOCK OPTIONS                        376,973        376,939

 OTHER POTENTIALLY DILUTIVE SECURITIES:
     CONVERTIBLE DEBENTURES                                N/A      3,895,652
                                                    ----------     ----------
 SHARES USED IN COMPUTING
 NET INCOME PER SHARE                               27,152,521     31,048,139
                                                    ==========     ==========

 NET INCOME                                        ($3,836,719)   ($3,836,719)

 ADJUSTMENTS ASSUMING FULL DILUTION:
     INTEREST EXPENSE, NET OF TAXES                        N/A        945,000

                                                    ----------     ----------
 NET INCOME, ASSUMING FULL DILUTION                ($3,836,719)   ($2,891,719)
                                                    ==========     ==========

 NET INCOME PER SHARE                                  ($0.141)       ($0.093)

 DILUTION PERCENTAGE ASSUMING FULL DILUTION (1)            N/A        -34.087%

 NET INCOME PER SHARE                                   ($0.14)        ($0.14)
                                                    ==========     ==========

 NET INCOME PER SHARE USED (2)                          ($0.14)        ($0.14)
                                                    ==========     ==========


  TWELVE MONTH PERIOD ENDED DECEMBER 31,                      1995
 --------------------------------------             ---------------------------
                                                                    ASSUMING
                                                     PRIMARY      FULL DILUTION
                                                    ----------    -------------
 WEIGHTED AVERAGE OF OUTSTANDING
 SHARES                                             25,694,084     25,694,084

 COMMON EQUIVALENT SHARES:
      OUTSTANDING STOCK OPTIONS                        513,662        514,122

 OTHER POTENTIALLY DILUTIVE SECURITIES:
     CONVERTIBLE DEBENTURES                                N/A      3,895,652

 SHARES USED IN COMPUTING                           ----------     ----------
 NET INCOME PER SHARE                               26,207,746     30,103,858
                                                    ==========     ==========

 NET INCOME                                        ($4,847,512)   ($4,847,512)

 ADJUSTMENTS ASSUMING FULL DILUTION:
     INTEREST EXPENSE, NET OF TAXES                        N/A      3,780,000

                                                    ----------     ----------
 NET INCOME, ASSUMING FULL DILUTION                ($4,847,512)   ($1,067,512)
                                                    ==========     ==========

 NET INCOME PER SHARE                                  ($0.185)       ($0.035)

 DILUTION PERCENTAGE ASSUMING FULL DILUTION (1)            N/A        -80.828%

 NET INCOME PER SHARE                                   ($0.18)        ($0.18)
                                                    ==========     ==========

 NET INCOME PER SHARE USED (2)                          ($0.19)        ($0.19)
                                                    ==========     ==========




NOTES:

(1) - PROVIDED THAT DILUTION IS GREATER THAN 3%, THE CONVERTIBLE DEBENTURES ARE CONSIDERED DILUTIVE IN THE CALCULATION AND PRESENTATION OF PER SHARE DATA.

(2) - SINCE COMMON STOCK EQUIVALENTS ARE ANTIDILUTIVE, THE COMMON STOCK EQUIVALENTS HAVE BEEN EXCLUDED FROM THE CALCULATION AND PRESENTATION OF PER SHARE DATA.